Exhibit H

<Disclaimer>

This English version is provided for the purpose of reference only. If there is a difference of interpretation between the original Korean text and this English version, the Korean text shall prevail.

Decree of the Korea Finance Corporation Act

[Effective as of June 1, 2009]

[Presidential Decree 21518, Enacted, May 29, 2009]

Chapter 1 General Provisions

Article 1 (Purpose)

The purpose of this Decree is to provide for the matters delegated by the Korea Finance Corporation Act (“Act”) and necessary for the enforcement thereof.

Article 2 (Contribution Certificate, etc)

(1)	The Korea Finance Corporation (“KoFC”) shall issue contribution certificates for its capital and deliver to the Government for each contribution made by the Government under Article 4 of the Act or capitalization under Article 30(2) of the Act.

(2)	The contribution certificates of KoFC shall specify each of the following items and shall be signed and sealed by the President of KoFC (“President”):

1.	Name of KoFC;

2.	Date of incorporation of KoFC;

3.	The authorized capital of KoFC;

4.	Investor and

5.	The amount of capital which has been paid-in.

Chapter 2 Registration

Article 3 (Registration of Establishment)

(1)	The registration of establishment of KoFC under the Act Article 6 shall be completed at the location of the main office within two weeks from the date after the Articles of Incorporation is approved in accordance with Article 4(2) of the Addenda of the Act.

(2)	The following matters shall be specified for registration of the incorporation:

1.	Purpose;

2.	Name of the KoFC;

3.	Location of the main office;

4.	Location of branches and sub-branches;

5.	Capital;

6.	Method of contribution;

7.	Name, resident registration number and address of the President;

8.	Names and resident registration numbers of the Directors and the Auditor;

9.	Method of public notice.

(3)	The application for registration of establishment under paragraph (1) shall be submitted together with the following documents:

1.	Articles of Incorporation;

2.	Plan of division under Article 2(1) of the Addenda of the Act;

3.	Documents evidencing the authorization, as provided by Article 4(2) of the Addenda of the Act; and

4.	Documents evidencing the qualifications of the President.

(4)	KoFC shall register the matters under paragraph (2), subparagraphs 1 through 3, 7 and 9 at the locations of its branch offices or sub-branch offices within three (3) weeks from the date of registration of its establishment.

Article 4 (Registration of New Branches, Etc.)

When KoFC establishes its branches or sub-branches, KoFC shall register the relevant matters according to the each of the following classification. In such case, the application for registration shall be submitted together with documents evidencing establishment of the branches or sub-branches.

1.	The location of the branches or sub-branches and the date of establishment thereof shall be registered at the location of the main office within two weeks of establishment;

2.	The particulars prescribed in Article 3(2), subparagraphs 1 through 3, 7 and 9 shall be registered at the location of each newly established branch or sub-branch within three weeks of establishment.

Article 5 (Registration of Change of Location)

(1)	In cases where KoFC moves its main office to another location, KoFC shall register the new location and the date of relocation at the previous location and at the new location, the matters under each subparagraph of Article 3(2) shall be registered, within two weeks.

(2)	In cases where KoFC moves its branch or sub-branch to another location, it shall register the new location and the date of relocation, at the Registry of the main office and the previous location; and the particulars mentioned in subparagraphs 1 through 3, 7 and 9 of Article 3(2), at the Registry of the new location, within two weeks.

(3)	The application for registration of relocation under paragraphs (1) and (2) shall be submitted together with the documents evidencing relocation of the main office, branch or sub-branch office.

Article 6 (Registration of Changes)

If any change has occurred in any of the particulars mentioned in each subparagraph of Article 3(2), such change shall be registered within two weeks at the location of the main office, and changes of the particulars under Article 3(2), subparagraphs 1 through 3, 7 and 9 shall be registered within three weeks at the locations of branches or sub-branches, in which case, the application for registration of changes shall be submitted together with the documents evidencing such changes.

Article 7 (Registration of Appointment of an Agent)

(1)	If an Agent is appointed pursuant to Article 19 of the Act, the following particulars shall, within two weeks following the appointment, be registered at the location of the main office, branches or sub-branches having the Agent:

1.	Name, resident registration number and address of the Agent and

2.	Restrictions, if any, on the powers of the Agent.

(2)	If any change occurs to subparagraphs of paragraph (1), such changes shall be registered in the same manner as provided by paragraph (1).

(3)	The application for registration under paragraph (1) or (2) shall be submitted together with each of the following documents:

1.	Documents evidencing appointment of the Agent under Article 19 of the Act; and

2.	Documents evidencing any restrictions on the powers of the Agent according to paragraph (1) subparagraph 2.

Article 8 (Reckoning Period of Registration)

The reckoning period of registration of matters in accordance with Articles 3 through 7 which requires authorization from the Financial Services Commision(“FSC”) shall be from the date when certificate of such permission is delivered.

Article 9 (Mutatis Mutandis Application of the Non-Contentious Case Litigation Procedure Act)

The relevant provisions in the Non-Contentious Case Litigation Procedure Act shall, unless otherwise prescribed by this Decree, apply mutatis mutandis to the registration of KoFC, in which case, the term “branches” under the said Act shall be read as “branches or sub-branches”.

Article 10 (Public Notice of Registration of Establishment)

As soon as KoFC completes its registration of establishment pursuant to Article 3, it shall give an immediate public notice thereof in accordance with the Articles of Incorporation.

Chapter 3 Business

Article 11 (Businesses)

(1)	“The cases prescribed by the Presidential Decree” under Article 21(1), subparagraph 3 of the Act shall mean each of the following cases:

1.	A prospectively insolvent corporation (“busil-jinghoo-kiup”) under Article 2, subparagraph 5 of the Corporate Restructuring Promotion Act or a prospectively insolvent corporation with possible management normalization under an agreement among creditor banks, etc. providing common management for corporate restructuring scheme.

2.	In cases where supply of funds is deemed necessary in order to maintain stability of the financial market such as the failure of the corporate bond market making funding difficult for companies.

3.	When urgent financial support is deemed necessary due to outbreak of war, terror and other events.

4.	Other cases where the FSC deems necessary to supply funds for stabilization of the financial market.

(2)	“The areas prescribed by the Presidential Decree” under Article 21(1), subparagraph 4 of the Act shall be each of the following areas:

1.	Industries developing and fostering high technology, high-tech products and new or recycled energy which contribute to advancement of the industrial structure;

2.	Industries fostering new growth engines, or promoting sustainable growth;

3.	Other areas deemed necessary by the FSC to be supplied funds for development of the national economy.

(3)	“The financial institutions prescribed by the Presidential Decree” under Article 21(3), subparagraph 1 of the Act shall be each of the following persons:

1.	Financial institutions established under the Banking Act;

2.	The Korea Development Bank under the Korea Development Bank Act;

3.	The Industrial Bank of Korea under the Industrial Bank of Korea Act;

4.	The credit business section of the National Agricultural Cooperatives Federation under the National Agricultural Cooperatives Federation Act;

5.	The credit business section of the National Federation of Fisheries Cooperatives under the National Federation of Fisheries Cooperatives Act;

6.	The specialized credit financial business companies and the concurrent loan service providers under the Specialized Credit Financial Business Act and

7.	Other financial institutions prescribed by the FSC.

(4)	“The financial institutions, etc. prescribed by the Presidential Decree” under Article 21(3), subparagraph 2 of the Act shall mean each of the financial institutions under paragraph (3) in the above and each of the following persons:

1.	Small and medium size start-up business investment company under Article 2, subparagraph 4 of the Support for Small and Medium Enterprise Establishment Act and small and medium size start-up business investment association under Subparagraph 5 of the same Article;

2.	Fund of Funds for Small and Medium Enterprise Investments under Article 4-2 and the Korea Venture Fund under Article 4-3 of the Act on Special Measures for the Promotion of Venture Businesses;

3.	Parts and materials specialized investment fund under Article 6 of the Act on Special Measures for the Promotion of Specialized Enterprises, etc. for Component and Material;

4.	Corporate restructuring associations registered under Article 15 of the Industrial Development Act (prior to the amendment by Law No. 9584) and the corporate restructuring private equity funds under Article 20 of the Industrial Development Act;

5.	New technology investment associations under Article 41(3) of the Specialized Credit Financial Business Act;

6.	Private collective investment organizations under Article 9 (19) of the Capital Market and Financial Investment Business Act and

7.	Other persons engaging in financial related businesses and prescribed by the FSC.

Chapter 4 Policy Banking Bonds

Article 12 (Method of Issuance of Policy Banking Bonds)

KoFC may issue its Policy Banking bonds (“Bonds”) at par, discount, or premium in accordance with Article 23(1) of the Act.

Article 13 (Method of Issuance of Bonds)

(1)	Bonds may be issued by public offering or under a bond underwriting agreement with a specific person.

(2)	Public offering of the Bonds shall be made by way of offers, competitive bidding or sale.

Article 14 (Application for Subscription of the Bonds)

(1)	Any person who intends to subscribe to the Bonds shall state in the application form for subscription the number of the Bonds to be subscribed for and their addresses and sign and affix their seals to the application form in duplicate.

(2)	The application form for subscription of the Bonds shall be prepared by the President and shall include each of the following particulars:

1.	the Name of KoFC;

2.	the total amount of Bonds to be issued;

3.	Nominal value of each Bond;

4.	Interest rate of the Bonds;

5.	Methods and terms of Repayment;

6.	Method and time of the interest payment;

7.	Issue price or minimum price of the Bonds;

8.	Authorized capital and paid-in capital of KoFC;

9.	If issued thereunder, the fact of issuance under Article 24(2) of the Act; and

10.	The aggregated value of Bonds that are not yet redeemed, if any.

(3)	Notwithstanding paragraph (2)4, if the interest rate of the Bonds is not specified, the subscriber of the Bonds shall specify the interest rates at the time of subscribing for the Bonds.

(4)	Notwithstanding paragraph (2)7, if the issue price of the Bonds has not been specified or if the minimum price is fixed, the subscriber shall specify the price for subscription in the application form.

Article 15 (Total Subscription of Bonds)

Provisions of Article 14 shall not apply when total subscription of Bonds occur under an underwriting agreement.

Article 16 (Aggregate Value of Issuance of the Bonds)

In case the application form for subscription specifies that even if the aggregate amount of subscription for the Bonds falls short of the aggregate amount of issuance of the Bonds, KoFC shall issue the concerned Bonds, the aggregate amount of subscription shall be regarded as the aggregate issue price of the Bonds.

Article 17 (Payment of the Subscribed Value of the Bonds)

Upon completion of the application process for bond subscription, the President shall direct the total subscribed value for each Bond immediately.

Article 18 (Issuing Period for the Bonds)

KoFC shall issue the Bonds only after the total amount of the subscribed value is paid, except for the Bonds issued in accordance with Article 19.

Article 19 (Sale of the Bonds)

(1)	When Bonds are issued by public sale, the sales period shall be set in advance; and sales period and particulars in Article 14 (2), subparagraphs 1 through 7 shall be on public notice.

(2)	In the case of paragraph (1), the subscription form for Bonds shall not be prepared.

(3)	On the bonds to be issued pursuant to paragraph (1), those matters referred to in Article 14 (2), subparagraphs 1 and 3 through 6 and the serial number of the Bonds shall be indicated.

Article 20 (Register of the Bonds)

(1)	KoFC shall keep the Register of the Bonds at its main office and shall indicate the following matters:

1.	The quantity and serial numbers of the Bonds;

2.	Issue date of the Bonds and

3.	Particulars prescribed in Article 14 paragraph (2) subparagraphs 2 through 6.

(2)	In cases where the Bonds are issued in the registered form, the following matters shall be also indicated in addition to the matters stated in paragraph (1):

1.	Names and addresses of the holders of the Bonds and

2.	Acquisition date of the Bonds.

(3)	Obligees of the Bonds are entitled to request to peruse the register of the Bonds at any time during the business hours of KoFC.

Article 21 (Registered Bonds)

(1)	The transfer of registered Bonds shall not be invoked against KoFC or any third parties unless the name and address of the transferee have been entered in the Register of the Bonds and the name and address of the transferee entered on the bond certificate.

(2)	In the case of registered Bonds being used as collateral for a pledge, the pledge shall not be invoked against KoFC or other third parties, unless the name and address of the pledgee have been entered in the Register of the Bonds.

(3)	When pledge pursuant to paragraph (2) has been created, KoFC shall make such indication on the Bond certificate concerned.

Article 22 (Destruction of the Bonds)

KoFC may redeem and retire the Bonds if such does not hinder execution of any business under Article 21 of the Act.

Article 23 (Deficiency of Concession)

(1)	When the interest coupon attached to the Bonds in the bearer form has been damaged or lost, the corresponding amount shall be deducted from the redemption.

(2)	The bearer of the interest coupon stated in paragraph (1) may, at any time, request the payment of the deducted amount in exchange for the coupon.

Article 24 (Notice, etc. to Subscribers of the Bonds)

(1)	Any notification or demands to applicants for subscription shall be delivered to the address indicated on the application form for the Bonds unless KoFC is notified separately of another address thereof in which that address would prevail.

(2)	Paragraph (1) shall apple to any notification or demands to the obligees of the Bonds prior to the issuance of the Bond certificates.

(3)	Any notification or demands to holders of registered Bonds shall be delivered to the address indicated in the Register of the Bonds, in which case the provisory clause under paragraph (1) shall be applied.

(4)	Any notification or demands to holders of the Bonds in the bearer form shall be made by means of public notice.

Chapter 5 Financial Affairs and Accounting

Article 25 (Capitalization of the Reserve Funds)

(1)	In case where KoFC intends to capitalize the reserve funds in accordance with Article 30(2) of the Act, it shall adopt a resolution thereof in the Operating Committee under Article 9(1) of the Act and obtain approval thereof from the Minister of Strategy and Finance.

(2)	In granting the approval under paragraph (1) Minister of Strategy and Finance shall consider its impact on the managerial soundess and effective execution of businesses by KoFC, and shall consult with the FSC about the appropriateness of capitalization of the reserve funds in advance.

Chapter 6 Standards for Sound Management and Supervision

Article 26 (Supervision for Sound Management)

(1)	The FSC shall conduct supervision on KoFC as referred to in Article 33 of the Act, this Chapter and the schedules attached hereto, except for the businesses under Article 21(1) subparagraph 3-2 of the Act.

(2)	The FSC may determine the details necessary for conducting the supervision under paragraph (1).

Article 27 (Disposal of Assets for Non-Business Use, etc.)

When KoFC acquires any assets of which acquisition or ownership is prohibited by the Act through the enforcement of security right, it shall dispose of them under the terms as prescribed by the FSC.

Article 28 (Establishment of Risk Management System)

To control various managerial risks which could occur, KoFC shall establish adequate standards and procedures for implementing its business, and implement a risk management system including a comprehensive management of assets and liabilities.

Article 29 (Scope of Supervision for Soundness)

The supervision and inspection on soundness by the FSC shall be limited to matters which are not subject to the accounting inspection under Article 22 of the Board of Audit and Inspection Act and the supervision of duties under Article 24 of the same Act.

Article 30 (Guidance of Sound Management)

(1)	KoFC shall regularly classify the soundness of the its assets, and accumulate and maintain adequate loan loss reserve. Provided that KoFC shall not maintain such reserve for obligations of State, local governments or public institutions under Article 4 of the Public Institution Operation Act or in any cases prescribed by the FSC.

(2)	KoFC shall observe the asset management standards set out by the FSC taking into consideration the capital adequacy ratio for the risk-weighted assets and Korean Won denominated current assets to loan and others under the criteria of the Bank for International Settlements.

(3)	FSC may demand KoFC to take necessary measures for improvement, if its failure to meet the guidelines in this chapter raise concerns that it may cause severe detriment to sound management.

Article 31 (Procedures for Approval, etc.)

The FSC shall determine the procedures necessary for application for approval and supervision as provided by the Act.

Article 32 (Examination of Documents)

When FSC entrusts the Governor of the Financial Supervisory Service with the examination duties under Article 34(2) of the Act, it shall be on a written document with the purpose and scope of the examination clearly stated.

Article 33 (Financial Market Stabilization Supporting Measures)

(1)	Under Article 35(1) of the Act, KoFC shall take necessary measures including execution of special agreements to ensure that the financial support under Article 21 (1) 3 of the Act (“Financial Assistance”) is carried out for the relevant purpose and plan.

(2)	The measures under paragraph (1) shall include any measures deemed necessary by KoFC including earning and revenues of the management, financial standing, corporate or financial restructuring plan and any other inspection and audit on the business situation and conditions.

(3)	KoFC may demand repayment or suspend of any or all portion of the Financial Assistance, if the recipient of the Financial Assistance fails to comply or delinquent in complying with the measures under paragraphs (1) and (2).

(4)	KoFC shall take measures to effectively recover the Financial Assistance when its purpose is fulfilled or, is unachievable, and if necessary, demand sale of assets, dissolution or liquidation or application for bankruptcy to the recipient of the Financial Assistance.

(5)	KoFC shall prepare and maintain the documents evidencing the status, mode and necessity of the Financial Assistance as prescribed under Article 35(2) of the Act for five (5) years, and submit them at FSC demands.

Addenda <Issue No. 21518, May 29, 2009>

Article 1 (Effective Date) This Decree shall enter into force as of June 1, 2009.

Article 2 (Entrustment of the Assets and Businesses of KoFC)

(1)	The entrustment agreement to be entered into by and between KoFC and the Korea Development Bank shall provide for each of the following items:

1.	Scope of entrusted businesses;

2.	Personnel and physical facility to carry out the entrusted businesses;

3.	Accounting of the entrusted businesses;

4.	Commissions and costs for entrusted businesses;

5.	Management and supervision of KoFC’s entrusted businesses;

6.	Prevention of conflict of interests among the entrusted businesses and other businesses within the Korea Development Bank;

7.	Any other matters to be agreed upon as necessary for the entrustment agreement.

(2)	Any Agent appointed in accordance with Article 3(4) of the Addenda of the Act shall be registered in Accordance with Article 7 of this Decree.

Article 3 (Amendment of Other Laws)

(1)	The Enforcement Decree of the Introduction and Management of Public Loans Act shall be revised as follows:

•	Subparagraph 2-2 shall be newly inserted in Article 13:

2-2.	The President of the Korea Finance Corporation

•	Change “the Governor of the Korea Development Bank” to “the President of the Korea Development Bank or the President of the Korea Finance Corporation” under each subparagraph of Article 15(3).

•	Change “the Governor of the Korea Development Bank” to “the President of the Korea Development Bank or the President of the Korea Finance Corporation” under Article 16, paragraphs (1) and (2).

(2)	The Enforcement Decree of the Management Restructuring and Privatization of Public Corporations shall be revised as follows:

•

Change “the Korea Development Bank (the “Government, etc”) established under the Korea Development Bank Act” to “the Korea Development Bank established under the Korea Development Bank Act and the Korea Finance Corporation (the “Government, etc”) established under the Korea Finance Corporation Act” under Article 6.

•	Article 9, subparagraph 4 shall be revised as follows:

4. The Korea Finance Corporation established under the Korea Finance Corporation Act

(3)	The Enforcement Decree of the Special Act for Public Fund Management shall be revised as follows:

•

Change “the Korea Development Bank under the Korea Development Bank Act” to “the Korea Development Bank under the Korea Development Bank Act and the Korea Finance Corporation under the Korea Finance Corporation Act” under Article 7, subparagraph 5.

(4)	The Enforcement Decree of the National Property Act shall be revised as follows:

•	Article 33 (3) 5 shall be made as follows:

5. The Korea Finance Corporation under the Korea Finance Corporation Act

(5)	The Enforcement Decree of the Contribution in Kind of the National Property Act shall be revised as follows:

•	Subparagraph 14 shall be newly inserted in Article 2(1):

14. The Korea Finance Corporation

(6)	The Enforcement Decree of the Act on Effective Treatment with Nonperforming Assets of Financial Institutions and Establishment of the Korea Asset Management Corporation shall be revised as follows:

•	Subparagraph 3 shall be inserted in Article 2:

3. The Korea Finance Corporation under the Korea Finance Corporation Act

(7)	The Enforcement Decree of the Act on Real Name Financial Transactions and Guarantee of Secrecy shall be revised as follows:

•	Subparagraph 4 shall be newly inserted in Article 2:

4. The Korea Finance Corporation under the Korea Finance Corporation Act

(8)	The organization of the FSC and the organizations under its control shall be revised as follows:

Change “the Korea Development Bank” to “the Korea Development Bank and/or the Korea Finance Corporation” under Article 12 (3), subparagraphs 32 and 33.

(9)	The Enforcement Decree of the Act on Construction and Development of Financial Hub shall be revised as follows:

•	Subparagraph 2-2 shall be newly inserted in Article 10(3):

2-2. The President of the Korea Finance Corporation under the Korea Finance Corporation Act.

(10)	The Enforcement Decree of the Financial Holding Corporation Act shall be revised as follows:

•	Subparagraph 1 shall be newly inserted in Article 5(3):

1.	The Korea Finance Corporation under the Korea Finance Corporation Act

•	Subparagraph 5 shall be newly inserted in Article 17 (1):

5.	The Korea Finance Corporation Act.

(11)	The Enforcement Decree of the Corporate Restructuring Promotion Act shall be revised as follows:

•	Subparagraph 8 shall be newly inserted in Article 2:

8. The Korea Finance Corporation under the Korea Finance Corporation Act

•	Item (f) shall be newly inserted in Article 3(1), subparagraph 1:

(f) The Korea Finance Corporation under the Korea Finance Corporation Act

•	Subparagraph 4 shall be newly inserted in Article 9:

Schedule to the Enforcement Decree of the Enforcement Decree of the Korea Finance Corporation Act (except the ceiling amount of facility provision to the same borrower).

(12)	The Enforcement Decree of the Corporate Restructuring Investment Corporation Act shall be revised as follows:

•	Subparagraph 5 shall be newly inserted in Article 2:

5. The Korea Finance Corporation under the Korea Finance Corporation Act

•	Subparagraph 4 shall be newly inserted in Article 3:

4. The Korea Finance Corporation under the Korea Finance Corporation Act

•	Article 5(1)5 shall be made as follows and change “as prescribed by the Decree of the Ministry of Finance and Economy” to “as prescribed and announced by the FSC” under subparagraph 32.

5. The Korea Finance Corporation Act.

(13)	The Enforcement Decree of Act on Special Measures for the Promotion of Venture Businesses shall be revised as follows:

•	Subparagraph 2-2 shall be newly inserted in Article 2-3 (2):

2-2. The Korea Finance Corporation under the Korea Finance Corporation Act

(14)	The Enforcement Decree of the Insurance Business Act shall be revised as follows:

•	Article 19(2), subparagraph 6 shall be made as follows:

6. The Korea Finance Corporation Act.

(15)	The Enforcement Decree of the Real Property Investment Corporation Act shall be revised as follows:

•	Subparagraph 7 shall be newly inserted in Article 5(1):

7. The Korea Finance Corporation Act.

•	Subparagraph 5 shall be newly inserted in Article 33(1) and “subparagraphs 1-4 and 6-10” under subparagraph 29 of the same paragraph shall be changed to “subparagraphs 1-10”.

5. The Korea Finance Corporation under the Korea Finance Corporation Act

(16)	The Enforcement Decree of the Mutual Savings Bank Act shall be revised as follows:

•	Article 24(1)5 shall be made as follows:

5. The Korea Finance Corporation under the Korea Finance Corporation Act

(17)	The Enforcement Decree of the Use and Protection of Credit Information Act shall be revised as follows:

•	Article 2(2), subparagraph 2-3 shall be made as follows:

2-3. The Korea Finance Corporation under the Korea Finance Corporation Act

(18)	The Enforcement Decree of the Foreign Exchange Transactions Act shall be revised as follows:

•	Subparagraph 1-2 shall be newly inserted in Article 7:

1-2. The Korea Finance Corporation under the Korea Finance Corporation Act

•

Change “the Korea Development Bank under the Korea Development Bank Act” to “the Korea Development Bank under the Korea Development Bank Act and the Korea Finance Corporation under the Korea Finance Corporation Act” under Article 14, subparagraph 1.

(19)	The Enforcement Decree of the Banking Act shall be revised as follows:

•	Article 13(1), subparagraph 5 shall be made as follows:

5. The Korea Finance Corporation Act.

(20)	The Enforcement Decree of the Capital Market and Financial Investment Business Act shall be revised as follows:

•	Change “Article 10(3), subparagraphs 1 through 4” to “Article 10(3), subparagraphs 1-4 and 4-2” under Article 7(3), subparagraph 3(b).

•	Subparagraph 4-2 shall be newly inserted in Article 10(3):

4-2. The Korea Finance Corporation under the Korea Finance Corporation Act.

•	Subparagraph 32 shall be newly inserted in Article 119 (1):

32. The Korea Finance Corporation Act.

(21)	The Enforcement Decree of the Asset-Backed Securitization Act shall be revised as follows:

•	Subparagraph 12 shall be newly inserted in Article 2:

12. The Korea Finance Corporation under the Korea Finance Corporation Act

(22)	The Enforcement Decree of the Electronic Financial Transactions Act shall be revised as follows:

•	Subparagraph 1-2 shall be newly inserted in article 2:

1-2. The Korea Finance Corporation under the Korea Finance Corporation Act

•	Article 15, subparagraph 4 shall be made as follows and subparagraph 5 shall be deleted from the same Article:

4. Institutions under Article 2, subparagraphs 1, 1-2 and 2 through 6.

•	Article 25(2), subparagraph 5 shall be made as follows:

5. Financial institutions under Article 2, subparagraphs 1, 1-2 and 2.

(23)	The Enforcement Decree of the Act on External Audit of Stock Companies shall be revised as follows:

Subparagraph 2-2 shall be newly inserted in Article 17:

2-2. The Korea Finance Corporation under the Korea Finance Corporation Act

(24)	The Enforcement Decree of the Local Credit Guarantee Fund Act shall be revised as follows:

•	Change “the Decree of the Ministry of Strategy and Finance” to “the Decree of the Prime Minister” under Article 5-2 (1), subparagraph 2(h) and newly inserted item (t) under the same subparagraph:

(t). Loan of which source is borrowed from the Korea Finance Corporation under the Korea Finance Corporation Act.

(25)	The Enforcement Decree of the Korea Land Corporation Act shall be revised as follows:

•	Article 42, subparagraph 7 shall be made as follows:

7. The Korea Finance Corporation under the Korea Finance Corporation Act

[Table]

Monitoring Standards to Ensure Sound Management of the Korea Finance Corporation

(“KoFC”) (Relating to Article 26(1))

Section	Monitoring to Ensure Sound Management

Limitation on Credits Available to the Same Borrower

1.      The KoFC’s credits available to the same individual, the same corporation or a person belonging to the same conglomerates (“Same Borrower”) shall be limited to the extent of 50/100 of the equity capital of the KoFC; provided, however, the limitation shall not apply to the cases falling under each of the following items:

a.      Provision of credits to financial institutions falling under each of items of Article 11(3).

b.      Provision of additional credits to a company which is in the middle of its rehabilitation proceeding under the Debtor Rehabilitation and Bankruptcy Act or management normalization jointly with the financial institutions for the corporate restructuring purpose.

c.      Provision of additional credits to a person taking over a company falling under item b in accordance with the relevant acquisition agreement.

d.      The limits of the available credits is exceeded for the reason falling under each of the following sub-items even without providing any additional credits:

1)      The converted amount into Korean Won currency increases due to foreign exchange fluctuations

2)      The equity capital of the KoFC decreases

3)      The composition of the Same Borrower is changed

4)      Merger or business transfer/acquisition takes place between companies which are provided with credits

5)      Other unavoidable reasons including sudden change in economic circumstances as acknowledged by the Financial Services Commission as unavoidable

e.      Cases where no credit risk is assumed or otherwise necessary for accomplishment of the purpose of establishing the KoFC as acknowledged so by the Financial Services Commission

2.      The KoFC’s credits available to the same person or the same company shall be to the extent of 40/100 of the equity capital of the KoFC; provided, however, this shall not apply to cases falling under each item of subparagraph 1.

3.      The aggregate sum of huge credits (cases where the credits available to the respective same parties exceed 10/100 of the equity capital of the KoFC) shall be limited to the extent of 500/100 of the equity capital of the KoFC; provided, however this shall not apply to cases falling under each item of subparagraph 1.

4.      In case the limitations prescribed by the provisions of subparagraphs 1 ~ 3 is exceeded in accordance with subparagraph 1, item d, the credits shall be adjusted to be within the limitations under provisions of subparagraphs 1~3 within one year from the date when the limitations are exceeded; provided, however the period may be extended in case of any of the following items.

a.      If the credits cannot be recovered within the period prescribed in this provision since the effective period of such credits has not expired;

b.      If the events stated under subparagraph 1, item d, sub-item 1) or 2) continue for a prolonged period and restoration of the credits would likely to have significant impact on the managerial stability of the person who is provided with the credits.

c.      Cases similar to item a or b where the status of exceeding the limitations continues for a certain period but would not largely harm the asset soundness of the KoFC as acknowledged by the Financial Services Commission.

Limitations on Contribution to Other Companies

KoFC’s acquisition of voting shares (including contribution units) issued by other company shall be limited to 15/100 of the relevant shares; provided, however, this shall not apply to each of the following items:

1.      Acquisition of shares of other companies by way of the government’s contribution to the KoFC (including the shares contributed to the Korea Development Bank by the government among the assets succeeded to by the KoFC from the Korea Development Bank)

2.      Acquisition of shares by share distribution or bonus issue

3.      Acquisition of shares arising from conversion of the loans or other debts to equity in accordance with the corporate restructuring

4.      Acquisition of shares by realization of the security right

5.      Acquisition of shares by participating in rights issue to the extent of the existing shareholding ratio

6.      Acquisition of shares through conversion of bonds with warrants and other securities convertible into shares

7.      Acquisition of shares by contribution to a company engaging in the type of business as prescribed by the Financial Services Commission in case the KoFC holds more than 15/100 of the issued voting shares of such company (“Subsidiary”)

8.      Contribution to a small and medium start-up business investment association under Article 2, subparagraph 5 of the Support for Small and Medium Enterprise Establishment Act, a new technology based business investment association under Article 41(3) of the Credit Financial Business Act, a specialized investment association in components and materials under Article 6 of the Special Act on Support of Component/Material Specialized Company or a corporate restructuring association registered in accordance with Article 15 of the Industrial Development Act (Law No. 9584, the old act before the entire amendment of the Industrial Development Act) or a private equity fund for corporate restructuring under Article 20 of the Industrial Development Act

9.      Contribution to a venture company, the Korea Venture Investment Association or the Matrix Association for Investment in Small and Medium Enterprises under the Act on Special Measures for the Promotion of Venture Businesses

10.    Acquisition of shares by contribution to a small and medium enterprise under the Framework Act on Small and Medium Enterprises

11.    Acquisition by the KoFC of shares in accordance with Article 21(1), subparagraph 3 of the Act

12.    Cases necessary for the accomplishment of the purpose of establishing the KoFC as approved by the Financial Services Commission

Restriction on holding of securities

The KoFC shall be prevented from doing any of the following activities:

1.      Holding of shares (including contribution units, to be the same below) or securities of which maturity is more than 3 years in excess of 60/100 of its equity capital; provided, however, this shall not apply to securities falling under each of the following items:

a.      Shares acquired by the KoFC in accordance with Article 21(1) of the Act

b.      Bonds issued by the national government, local governments or a special purpose company under the special legislation

c.      Monetary stabilization bonds of the Bank of Korea

d.      Bonds issued by the fund under the State Finance Act

e.      Securities acquired by contribution from the government (including shares contributed to the Korea Development Bank by the government among the assets succeeded to by the KoFC from the Korea Development Bank)

f.       Securities acquired by Article 21(2), subparagraph 11 of the Act as approved by the Financial Services Commission

2.      Owning property which is not for business use, except for acquisition of such property by way of enforcement of security right

3.      Owning property for business use in excess of 60/100 of the equity capital

4.      Loans for the purpose of speculative investment in commodities or securities

5.      Loans to the officers and employees of the KoFC or its subsidiaries, except for small loans in an amount less than the amount prescribed by the Financial Services Commission.

Remarks: The terms used herein shall have the following meaning:

1. “Equity capital” shall have the meaning as defined under Article 2(1), subparagraph 5 of the Banking Act.

2. “Credits” shall have the meaning as defined by Article 2(1), subparagraph 7 of the Banking Act.

3. “Conglomerates” shall have the meaning as defined by Article 2, subparagraph 2 of the Monopoly Regulation and Fair Trade Act